UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒	Filed by a party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12

FOXX DEVELOPMENT HOLDINGS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than The Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

FOXX DEVELOPMENT HOLDINGS, INC.

13284 Pond Springs Rd, Ste 405,

Austin, TX 78729

NOTICE OF 2026 ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of Foxx Development Holdings, Inc.:

You are cordially invited to attend the 2026 Annual Meeting of Stockholders (the “Annual Meeting”) of Foxx Development Holdings, Inc., a Delaware corporation (the “Company”), which will be held on December 15, 2026, starting at 8:00 a.m., Pacific Time, at the offices of the Company at 13284 Pond Springs Rd, Ste 405, Austin, TX 78729 and virtually via the Internet, for which you must register in advance at https://forms.cloud.microsoft/r/kWnBchV5Mz.		YOUR VOTE IS IMPORTANT Whether or not you attend the meeting, we urge you to vote promptly by:

The Annual Meeting will be held for the following purposes:		visiting www.proxyvote.com
(1)	To elect five directors to serve until the Annual Meeting of Stockholders of the Company to be held in 2027 and until their successors are elected and qualified;	mailing your signed proxy card or voting instruction form

(2)	To approve and ratify the appointment of CBIZ CPAs P.C. to serve as the independent registered public accounting firm for the Company for the 2027 fiscal year; and	calling 1-800-690-6903

(3)	To approve issuance of shares of common stock to MMT E Buy Holdings Limited, pursuant to certain debt conversion agreement, for the purpose of Nasdaq Listing Rule 5635; and

(4)	To transact any other business which may properly come before the meeting.

Only stockholders of record of outstanding shares of common stock of the Company at the close of business on November 11, 2026 are entitled to notice of, and to vote, at the Annual Meeting or any adjournment or postponement thereof.

Whether or not you plan to attend the Annual Meeting, please take advantage of the ability to vote by proxy, as instructed on the proxy card or voting instructions that have been provided to you, so that your shares will be represented. The prompt return of proxies will save us the expense of further requests for proxies to ensure a quorum at the Annual Meeting. Voting by proxy will not limit your right to attend the Annual Meeting and vote your shares in person.

This Notice of 2026 Annual Meeting of Stockholders and the attached proxy statement dated November [ ], 2026 should be read in conjunction with the Company’s Annual Report on Form 10-K for the year ended June 30, 2026. Collectively, these documents contain all of the information and disclosures required in connection with the 2026 Annual Meeting of Stockholders. Copies of all these materials can be found on the Company’s website at https://ir.foxxusa.com/.

By Order of the Board of Directors,

Joy Yi Hua	Greg Foley
Chairwoman and Chief Financial Officer	Chief Executive Officer
[ ], 2026

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE MEETING OF STOCKHOLDERS TO BE HELD ON MONDAY, DECEMBER 15, 2026
The Notice of the 2026 Annual Meeting of Stockholders, the Proxy Statement, and the Annual Report for Fiscal Year ended June 30, 2026 are available on the Internet at www.proxyvote.com. Please have your 16-digit control number in hand when accessing this website.

 PROXY STATEMENT

For the Annual Meeting of Stockholders to be held on

December 15, 2026

at 8:00 a.m. Pacific Time

at the offices of the Company at

13284 Pond Springs Rd, Ste 405, Austin, TX 78729

and virtually

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

Why did I receive this proxy?

The board of directors (the “Board of Directors”) of Foxx Development Holdings, Inc., a Delaware corporation (“we,” “us,” “our,” the “Company” or “Foxx”) is furnishing this Proxy Statement to solicit proxies on its behalf to be voted at the 2026 Annual Meeting of Stockholders of the Company (the “Annual Meeting”) or at any adjournment or postponement thereof.

This Proxy Statement summarizes the information you need to know to vote by proxy or in person at the Annual Meeting. You do not need to attend the Annual Meeting in person in order to vote. Prior to the Annual Meeting, you will be able to vote over the Internet, by phone or by mail.

When and where will the Annual Meeting be held?

Date	Monday, December 15, 2026
Time	8:00 a.m., Pacific Time
Location	13284 Pond Springs Rd, Ste 405, Austin, TX 78729, and virtually via the Internet, for which registration is required at https://forms.cloud.microsoft/r/kWnBchV5Mz

What do I need to do now?

After carefully reading and considering the information contained in this Proxy Statement, please submit your proxy as soon as possible so that your shares will be represented at the Annual Meeting. Please follow the instructions set forth on the proxy card or on the voting instruction form provided.

What am I voting on?

At the Annual Meeting, stockholders will be asked to:

(1)	elect five directors to serve until the Annual Meeting of Stockholders of the Company to be held in 2027 and until the successors are elected and qualified;

(2)	approve and ratify the appointment of CBIZ CPAs P.C. as independent registered public accounting firm of the Company for the 2027 fiscal year;

(3)	To approve issuance of shares of common stock to MMT E Buy Holdings Limited, pursuant to certain debt conversion agreement, for the purpose of Nasdaq Listing Rule 5635; and

(4)	transact any other business which may properly come before the meeting.

When is this Proxy Statement first being sent or given to stockholders?

We will begin mailing the Notice of the 2026 Annual Meeting (the “Notice”), Proxy Statement and Annual Report (the “2026 Annual Report”) on Form 10-K for the fiscal year ended June 30, 2026, on or about November 23, 2026 to holders of record of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) as of the close of business on November 11, 2026 (the “Record Date”).

As indicated in the Notice, this Proxy Statement and other materials are also available on the Internet at www.proxyvote.com.

Who is entitled to vote at the Annual Meeting?

Holders of record of the Company’s Common Stock at the close of business on the Record Date are entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement of the Annual Meeting. As of the Record Date, we had issued and outstanding 7,099,953 shares of Common Stock which were owned by 14 stockholders of record.

What is the quorum for the Annual Meeting?

A majority of our outstanding shares of Common Stock, represented in person or by proxy, constitutes a quorum at any meeting of stockholders, unless otherwise provided by law. Any shares represented by proxies that are marked abstain from voting and broker non-votes are counted as present for quorum purposes. A broker non-vote occurs when the broker has not received voting instructions from the beneficial owner and either chooses not to vote those shares on a routine matter (such as ratification of the independent auditing firm) or is not permitted by law or applicable rules to vote those shares on a non-routine matter.

If less than a quorum is represented at a meeting, a majority of the shares so represented may adjourn the meeting without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.

How many votes do I have?

Each share of Common Stock entitles its owner to one vote on all matters brought before the Annual Meeting.

What votes are required for the proposals?

The number of votes required to approve the proposals that are scheduled to be presented at the meeting is as follows:

Proposal 1: Election of Directors

If a quorum is present, directors will be elected pursuant to the affirmative vote of a plurality of the shares of Common Stock present in person (including virtual presence) or represented by proxy at the Annual Meeting. This means that the five nominees who receive the most affirmative votes will be elected to the Board. Accordingly, because there are five nominees in total, each person who receives one or more votes will be elected as a director.

Proposal 2: Ratification of Independent Auditor

If a quorum is present, the proposal for the ratification of the appointment of CBIZ CPAs P.C. as our independent registered public accounting firm requires the affirmative vote of at least a majority of the votes cast by the stockholders present in person (including virtual presence) or represented by proxy at the Annual Meeting.

Proposal 3: Conversion Shares Issuance

If a quorum is present, the proposal for the approval of the issuance of conversion shares requires the affirmative vote of at least a majority of the votes cast by the stockholders present in person (including virtual presence) or represented by proxy at the Annual Meeting.

How can I vote at the Annual Meeting?

If you are a record holder, which means your shares are registered in your name, you may vote or submit a proxy:

Internet	Telephone	Mail	At the Annual Meeting

Visit www.proxyvote.com and vote online. Online voting will end at 11:59 p.m. local time on December 14, 2026.	Call 1-800-690-6903 to vote your shares. Telephone voting will close at 11:59 p.m. local time on December 14, 2026.	Sign, date and mail the proxy card in the enclosed postage paid envelope.	If you are a shareholder of record or hold a valid proxy, you can attend and vote in person at the Annual Meeting.

How do I vote if I am a beneficial owner of shares?

If you hold your shares of Common Stock through a broker, bank or other financial institution, you are considered the beneficial owner of shares held in “street name,” and you will receive instructions on how to vote from your broker, bank or other institution. If you hold shares of Common Stock in street name and wish to vote in person at the Annual Meeting, you must present a legal proxy validating your ownership of the shares of Common Stock that you intend to vote from your bank, broker or other nominee that held your shares of Common Stock as of the Record Date. You will also need proof of identity for entrance to the Annual Meeting.

What do I do if I receive more than one proxy statement?

If you hold shares directly as a record holder and also in “street name,” or otherwise through a nominee, you may receive more than one proxy statement relating to the Annual Meeting. These should each be voted or returned separately to ensure that all of your shares are voted.

Can I revoke my proxy or change my vote after I vote by proxy?

If you are a shareholder of record, you can revoke your proxy before it is exercised by:

●	giving written notice to our Corporate Secretary, 13284 Pond Springs Rd, Ste 405, Austin, TX 78729;

●	delivering a valid, later-dated proxy, or a later-dated vote by telephone or on the Internet, in a timely manner; or

●	voting in-person at the Annual Meeting.

If you are a beneficial owner of shares, you may submit new voting instructions by contacting your broker, bank or other holder of record and following their instructions for how to do so.

Is it an in-person meeting or virtual meeting?

We currently intend to hold the Annual Meeting both in person and virtually via the Internet, for which you must register in advance at https://forms.cloud.microsoft/r/kWnBchV5Mz.

Are there any other business at the Annual Meeting?

As of the date hereof, our management has no knowledge of any business other than that described in the notice for the Annual Meeting that will be presented for consideration at the Annual Meeting.

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PROPOSAL 1. ELECTION OF DIRECTORS

The first item to be acted upon at the Annual Meeting is the election of five directors to our Board. Each of the persons elected will serve a term of one year and until the election and qualification of his or her successor or until his or her earlier resignation, death or removal. Each nominee is currently serving as one of our directors. We are not aware of any material proceedings to which any of the nominee directors, or any associate of any such director, is a party adverse to us or has a material interest adverse to us. Each nominee has consented to being named as a nominee and to serve if elected.

If any director nominee named in this proxy statement shall become unable or decline to serve (an event which the Board does not anticipate), a substitute may be nominated and elected.

Nominees for Election as Directors

The following sets forth information about the nominees for election as directors.

Name	Age	Position
“Joy” Yi Hua	51	Chairwoman, Chief Financial officer and Director
Haitao Cui	48	Director
Michelle Jie Shen	50	Independent Director
Edmund R. Miller	69	Independent Director
John Chiang	63	Independent Director

The nominees for election as directors have provided the following information about themselves:

Ms. “Joy” Yi Hua has served as Chief Financial Officer and Chairwoman of the Board since September 2024. She also serves as the Chief Financial Officer of our main operating subsidiary, Foxx Development Inc. (the “Operating Subsidiary”), a position she has held since September 2024. Previously, Ms. Hua served as Chairwoman, CEO, and CFO of ACAC from its inception until its business combination with Foxx in September 2022. Ms. Hua has over 18 years of experience in investment management, hedge fund, private equity and real estate investment around the world. Ms. Hua has over 18 years of experience in investment management, hedge fund, private equity and real estate investment around the world. Since March 2023 through October 2026, Ms. Hua served as the CEO of Bit Bay Technology Corporation, a US data center investment and management company. She has also served as Managing Director of Serene View Capital LLC, a personal investment firm, since June 2016. Previously, in June 2018, Ms. Hua founded Cohere Education LLC, an online education start-up engaged in the distribution of STEAM curriculum and programs to K-12 and college students in the U.S. and China. Before that, Ms. Hua co-founded and served as the Chief Operating Officer for MeshImpact LLC, a consulting firm focused on data analytics and machine learning solutions, between July 2016 and December 2018. Earlier in her career, Ms. Hua worked for CornerStone Parnters LLC for 8 years from 2008 to 2016 where she managed private equity and real assets portfolios of over 3 billion US dollars for 12 non-profit clients. Ms. Hua started her investment career at UVIMCO, the organization that manages the University of Virginia’s $14.5 billion endowment, from 2004 to 2008. Ms. Hua received her MBA from the University of Texas at Austin in 2003, and a B.A. in Economics from Shanghai University of Finance & Economics in 1997. She has been a CFA charter holder since 2004.

Mr. Haitao Cui has served as our Executive Vice President and a member of our Board since September 2024. He also serves as the Chief Executive Officer of our Operating Subsidiary, a position he has held since September 2024. Mr. Cui joined our Operating Subsidiary in August 2018, serving as its Chief Executive Officer until April 2024 before stepping into the role of Executive Vice President of Sales in our Operating Subsidiary from April 2024 to September 2024. Mr. Cui brought to Foxx with over 10 years of executive and managerial experience in directing, managing, and overseeing key corporate relations and regional sales development for consumer electronic products. Mr. Cui received a Bachelor’s Degree in Electrical and Engineering Automation from Xi’an Jiaotong University, China, in 2000.

Ms. Michelle Jie Shen has served as our independent director since December 2025. Ms. Shen brings to the Board more than two decades of financial management experience. Currently, Ms. Shen serves as Finance Business Partner, Ultrasound North America Region at Philips (Euronext Amsterdam: PHIA; NYSE: PHG), the global health technology and consumer electronics company headquartered in the Netherlands, a position she has held since April 2025. Ms. Shen served in various roles at Philip’s Boston office, Shanghai office, and the headquarters in the Netherlands. She rejoined Philips in 2012, first serving as Director of Accounting Operations, Greater China from 2012 to 2016, and then taking Finance Business Partner roles in various Health Tech businesses in Philips, both in China and in the Netherlands. Earlier in her career, Ms. Shen served in various roles at the China headquarter and joint ventures for SPX Corporation (NYSE: SPXC), a leading American engineering manufacturer, from 2008 to 2012, including as Chief Financial Officer of the SPX’s joint venture with Shanghai Electric, a leading power generation company, and as Finance Director of SPX’s Asia Pacific businesses. Ms. Shen started her career at Philips in 2000 where she worked in various functions in the Greater China finance department until 2008, mainly in Consumer Electronics industry. Ms. Shen received her Master’s Degree in Accounting and Finance in 2000, and her Bachelor’s Degree in Business English, both from the Shanghai University of Finance and Economics.

Mr. Edmund R. Miller has served as our independent director since September 2024. Previously, Mr. Miller has served as the independent director of ACAC from June 2022 until its business combination with Foxx. Mr. Miller has extensive experience in private equity investment and fundraising, and in the Telecommunication, Media, & Technology (TMT) sector. Mr. Miller is a Senior Managing Director of Pan American Finance, LLC, an investment advisory firm where he has held this position since 2012. From 2002 to 2011, he was the Managing Director at Parmenter Realty Partners, a real estate investment firm, where he was in charge of all aspects of documenting and raising their second, third, and fourth institutional funds. Earlier in his career, from 1984 to 1996, Mr. Miller was co-manager of the largest Caribbean Basin and Latin American coverage team for Goldman Sachs, based in Miami. From 1996 to 1999, he managed a high yield fund for a large Latin American bank, managed a hedge fund, and was a founder and led the initial investment round in Answerthink (now known as The Hackett Group, NASDAQ: HCKT), an information technology consulting company. Mr. Miller was the co-founder of Interprise Technology Partners, a $110 million technology venture fund which made seven lead investments between 1999 and 2002. Prior to joining Goldman Sachs in 1984, Mr. Miller worked for Price Waterhouse in New York City in international tax for 4 years. He is a graduate of the University of Florida Warrington College of Business and the Levin College of Law. Mr. Miller was previously certified as a CPA and was a member of the New York State Bar.

Mr. John Chiang has served as our independent director since November 2024. Mr. Chiang has extensive experience in serving as a director for public and private companies. Since 2019, Mr. Chiang has served as a director of Astrana Health, Inc., a California-based healthcare technology company. Previously, Mr. Chiang served as a director of Chijet Motor Company, Inc. (NASDAQ: CJET) from June 2023 to May 2024, and of Deep Medicine Acquisition Corp. from October 2022 to its business combination with TruGolf, Inc. (NASDAQ: TRUG) in January 2024. He has also sat on the board of several private companies, including Pasadena Private Lending, LLC since December 2023, GrubMarket since February 2024, and ChimeTV since June 2023. Previously, Mr. Chiang also served on the board of Aegis Systems from January 2019 until early 2021 and Zeuss Technologies from January 2019 to March 2021. Before his service in the private sector, Mr. Chiang spent two decades as a state elected official. From 2015 to 2019, Mr. Chiang served as the State Treasurer of California. In his role, he oversaw trillions of dollars in annual transactions, managed a $75 billion investment portfolio and was the nation’s largest issuer of municipal bonds. From 2007 to 2015, he served for two terms as the State Controller of California, overseeing the state’s payroll system and the accounting and disbursements of public funds. From 1999 to 2006, Mr. Chiang served as an elected member of the California Board of Equalization, the state tax authority, including as its chair for three years. Before his election to state-wide offices, Mr. Chiang began his career as a tax law specialist for the Internal Revenue Service. He then worked as an attorney for then-California State Controller Gray Davis and also served on the staff of U.S. Senator Barbara Boxer. Mr. Chiang received his Bachelor of Science degree with honors in finance from the University of South Florida and his Juris Doctor degree from Georgetown University Law Center.

Executive Officers

The following sets forth our executive officer who does not serve as a director and/or who is not a nominee for election as a director.

Name	Age	Position
Greg Foley	58	Chief Executive Officer

Mr. Greg Foley currently serves as Chief Executive Officer of the Company. Mr. Foley also serves as the Executive Vice President of Business Development of our Operating Subsidiary, a position he has held since September 2024. Mr. Foley joined Foxx, the predecessor of our Operating Subsidiary in April 2024 as the Chief Executive Officer of Foxx. Mr. Foley has over 25 years of experience in leading the sales and marketing efforts to drive enterprise and channel growth in high-growth markets in electronic devices, SaaS, IoT, 5G Fixed Wireless, AI, and cloud development. Prior to joining Foxx, Mr. Foley served as Director of Global Business Development, Partnerships, Strategies and Alliances at Inseego (Nasdaq: INSG), a company that engages in the design and development of fixed and mobile wireless solutions, industrial Internet of Things (IIoT), and cloud solutions. Between 2018 and 2020, Mr. Foley served as Vice President of Sales and Product Development at NetComm Wireless. Earlier in his career, Mr. Foley took executive roles at various telecommunication and technology companies such as SpareOne, HTC, Samsung, and Nokia. Mr. Foley received his BBA in Finance from Georgia State University in 1997.

Certain Relationships, Related Transactions and Director Independence

There are no family relationships among our executive officers and directors.

Information about transactions involving related persons is assessed by the Company’s independent directors. Related persons include the Company’s directors and executive officers as well as immediate family members of such directors and officers. If the independent directors approve or ratify a material transaction involving a related person, then the transaction would be disclosed in accordance with the SEC rules. If the related person is a director, or a family member of a director, then that director would not participate in those discussions.

Involvement in Certain Legal Proceedings

During the past ten years, none of our current directors or executive officers have been involved in any legal proceedings identified in Item 401(f) of Regulation S-K, except as disclosed below.

Delinquent Section 16(a) Reports

Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) requires the Company’s officers, directors and persons who own more than ten percent of the issued and outstanding shares of Common Stock to file reports of beneficial ownership and changes in beneficial ownership with the SEC and to furnish copies of all Section 16(a) forms to the Company. Based solely upon a review of Section 16(a) forms filed with the SEC, we believe that all required reports were timely filed during the fiscal year ended June 30, 2026, except that Ms. Michelle Jie Shen was late in filing a Form 3 in connection with his appointment as a director, and Mr. Greg Foley and Mr. Haitao Cui were late in filing Forms 4 in connection with sales of common stock.

BENEFICIAL OWNERSHIP AND OTHER MATTERS

Beneficial Ownership

The table below provides certain information about beneficial ownership of Common Stock of the Company as of the Record Date with respect to: (i) each person, or group of affiliated persons, who is known to the Company to own more than five percent (5%) of Company’s Common Stock; (ii) each of the Company’s directors; (iii) each of the Company’s executive officers; and (iv) all of the Company’s directors and executive officers as a group.

Except as otherwise noted, to the knowledge of the Company, all persons listed below have sole voting and dispositive power with respect to all shares of Common Stock they beneficially own, except to the extent authority is shared by spouses under applicable law. Applicable percentage ownership is based on 7,099,953 shares of Common Stock outstanding as of the Record Date. In computing the number of shares of Common Stock beneficially owned by a person and applicable percentage of ownership of that person, we deemed outstanding shares of Common Stock subject to options and/or warrants held by that person that are currently exercisable or exercisable within sixty (60) days of the Record Date. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.

Unless otherwise indicated, the address of each shareholder is in care of Foxx Development Holdings Inc., 13284 Pond Springs Rd, Ste 405, Austin, TX 78729.

	Beneficial Ownership
	Common Stock
Name and Address of Beneficial Owner	Shares		% of Class
Directors and Named Executive Officers
Greg Foley	4,557		*
“Joy” Yi Hua(1)	2,890,955	(4)	34.83%
Haitao Cui	55,185		*
Michelle Jie Shen	—		—
Edmund R. Miller	2,393		*
John Chiang	8,376		*
All directors and executive officers as a group	2,961,466		35.68%

5% Beneficial Owner
Acri Capital Sponsor LLC(1)	2,856,249	(5)(8)(10)	34.41%
BRR Investment Corp(2)	2,081,100		29.31%
New Bay Capital Limited(3)	2,930,426	(6)	31.17%
BayRoad Holdings Limited (7)	2,860,101	(8)	29.79%
Grazyna Plawinski Limited(9)	2,325,776	(10)	26.00%
BR Technologies Pte. Ltd.(11)	570,029		8.03%

*	Represents beneficial ownership of less than 1%.

(1)	“Joy” Yi Hua, our CFO, is the sole manager and member of Acri Capital Sponsor LLC. By virtue of this relationship, Ms. Hua may be deemed to have beneficial ownership of the securities held of record by Acri Capital Sponsor LLC. The address of Acri Capital Sponsor LLC is 13284 Pond Springs Rd, Ste 405, Austin, Texas 78729.

(2)	BRR Investment Corp. is a limited liability company incorporated under laws of U.S. Virgin Islands. Lapistone Trust LLC, the trustee of Durabilis Trust, owner of BRR Investment Corporation, has directed voting and investment discretion with respect to the securities held by the BRR. The address of BRR Investment Corp. is Royal Palms Professional Building, 9053 Estate Thomas, Ste. 101, St. Thomas, U.S. Virgin Islands, 00802.

(3)	New Bay Capital Limited is a limited liability company incorporated in Hong Kong and wholly-owned by New Bay Capital (Cayman) Corporation, an exempted corporation incorporated under laws of Cayman Island and wholly-owned by Mr. Chun Ksu, who has the voting and dispositive power with respect to the securities owned by this entity. The address of New Bay Capital Limited is Rm. 805, 8/F, Harbour Crystal Center, No. 100 Granville Road, Tsim Sha Tsui, KL, Hong Kong.

(4)	Represents (i) 34,706 shares of Common Stock held by Ms. Joy Yi Hua, (ii) 1,656,249 shares of Common Stock, and 1,200,000 Warrants held by Acri Capital Sponsor LLC.

(5)	Represents 1,656,249 shares of Common Stock, and 1,200,000 Warrants held.

(6)	Represents 630,426 shares of Common Stock and 2,300,000 Warrants held.

(7)	BayRoad Holdings Limited (“BayRoad”) is a Hong Kong company. Xingrong Han, the director of BayRoad Holdings Limited, has the voting and dispositive power with respect to the securities owned by this entity. The principal business address of BayRoad Holdings Limited is Room 1801C, Building 7, Qianhai Excellence Financial Center (Phase I), No. 5033 Menghai Avenue, Shenzhen, China. This information is based solely on a Schedule 13D filed by BayRoad Holdings Limited with the SEC on May 8, 2026.

(8)

Represents 360,101 shares of Common Stock and 2,500,000 Warrants held. On May 1, 2026, BayRoad and Acri Capital Sponsor LLC entered into a Securities Transfer Agreement, pursuant to which BayRoad agreed to purchase from Acri Capital Sponsor LLC 635,000 shares of Common Stock and 2,500,000 Warrants. To date, all the 2,500,000 Warrants and 317,501 of the 635,000 purchased shares have been delivered to BayRoad.

(9)	Grazyna Plawinski Limited (“Grazyna”) is a Hong Kong company. Xiaohan Li, the director of Grazyna, has the voting and dispositive power with respect to the securities owned by this entity. The principal business address of Grazyna Plawinski Limited is Unit 2A16, Tianxiang Building, Tian’an Digital City, No. 12 Tairan 5th Road, Futian District, Shenzhen, China.

(10)	Represents 481,853 shares of Common Stock and 1,843,923 Warrants held. On May 1, 2026, Grazyna and Acri Capital Sponsor LLC entered into a Securities Transfer Agreement, pursuant to which Grazyna agreed to purchase from Acri Capital Sponsor LLC 365,000 shares of Common Stock and 1,843,923 Warrants. To date, all the 1,843,923 Warrants and 182,500 of the 365,000 shares have been delivered to Grazyna.

(11)	BR Technologies Pte. Ltd. is a limited liability company incorporated in Singapore and wholly-owned by Mr. Baoman Xu, who has the voting and dispositive power with respect to the securities owned by this entity. The address of BR Technologies Pte. Ltd. is 51 Normanton Park, #24-29 Normanton Park, Singapore 117281. This information is based on the securities account statement as of October 31, 2026 provided by BR Technologies Pte. Ltd.

CORPORATE GOVERNANCE AND THE BOARD OF DIRECTORS

Our business affairs are managed under the direction of the Board in accordance with the Delaware General Corporation Law, our certificate of incorporation and our bylaws. Members of our Board are kept informed of our business through discussions with the Chairman of the Board, our Chief Executive Officer and other officers, by reviewing materials provided to them, and by participating in meetings of the Board and its committees. Our corporate governance practices are summarized below.

Independence of Board of Directors and Members of Its Committees

The Company currently maintains a Board that is composed of a majority of “independent” directors within the meaning of the rules of the Nasdaq Stock Market, Inc. (“Nasdaq”). The Board has determined that the following current directors, constituting a majority of the members of the Board, are independent as defined in the applicable listing standards of Nasdaq: Ms. Shen, Mr. Miller and Mr. Chiang. Each current member of the Audit, Compensation, and Nominating and Governance Committees is an independent director pursuant to all applicable listing standards of Nasdaq. The Board has also determined that each current member of the Audit Committee also meets the additional independence standards for audit committee members established by the SEC, and each member of the Compensation Committee also qualifies as a “non-employee director” as defined in Rule 16b-3 of the Securities Exchange Act of 1934, as amended.

Independence Standard

The Board examines the independence of the directors annually. For a director to be considered independent, the Board must determine that the director does not have any relationship with us or any of our affiliates, either directly or as a partner, shareholder or officer of an organization that has such a relationship which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

Pursuant to Nasdaq Listing Rule 5605(a)(2), a director will not be considered independent if, among other things, the director has:

●	Been employed by the Company or its affiliates at any time in the current year or during the past three years;

●	Accepted, or has a family member who accepted, any payments from the Company or its affiliates in excess of $120,000 during any period of twelve consecutive months within the preceding three years (except for Board services, retirement plan benefits, non-discretionary compensation or loans made by the Bank in accordance with applicable banking regulations);

●	An immediate family member who is, or has been in the past three years, employed by the Company or its affiliates as an executive officer;

●	Been, or has a family member who has been, a partner, controlling shareholder or an executive officer of any “for profit” business to which the Company made or from which it received, payments (other than those which arise solely from investments in the Company’s securities) that exceed 5% of the entity’s or the Company’s consolidated gross revenues for that year, or $200,000, whichever is more, in any of the preceding three years;

●	Been, or has a family member who has been, employed as an executive officer of another entity where at any time during the past three years any of the Company’s executive officers serve on that entity’s compensation committee; or

●	Been, or has a family member been, employed as a partner or employee of the Company’s outside auditors in any of the receding three years.

Board Leadership Structure and Role in Risk Oversight

The Board has not adopted a formal policy requiring the Chairperson of the Board (the “Chairperson”) and the Chief Executive Officer (the “CEO”) positions to be held by different individuals. The Board believes that its current leadership structure is appropriate because it separates the roles of Chairperson and CEO while allowing the Chairperson, who also serves as the Company’s Chief Financial Officer (“CFO”), to provide financial leadership and lead the Board. The Board believes this structure supports effective communication between the Board and management, allows the CEO to focus on the Company’s business and operations, and provides the Board with financial insight in its oversight of the Company. Each committee of the Board is composed entirely of independent directors, providing independent oversight of matters within each committee’s responsibilities.

The Board’s primary responsibility is to seek to maximize long-term shareholder value. The Board selects our management, monitors management and Company performance, and provides advice and counsel to management. Among other things, the Board regularly reviews our business strategy and approves our budget. In fulfilling the Board’s responsibilities, non-employee directors have full access to our management, external auditors and outside advisers.

One of the key functions of our Board of Directors is informed oversight of our risk management process, including risks from cybersecurity threats. Our Board of Directors is responsible for monitoring and assessing strategic risk exposure, and our executive officers are responsible for the day-to-day management of the material risks we face. Our Board of Directors administers its cybersecurity risk oversight function primarily through the Audit Committee.

Board Meetings

During the fiscal year ended June 30, 2026, the Board held 1 meeting. No director attended less than 75% of all board meetings during the fiscal year ended June 30, 2026, to the extent such director was a director as of the date of such meetings. No director attended less than 75% of all meetings of any committee on which such director served during the fiscal year ended June 30, 2026, to the extent such director was a director as of the date of such meetings.

Committees of the Board of Directors

The Board directs the management of our business and affairs, as provided by Delaware law, and conduct its business through meetings of the Board and its standing committees. We have a standing audit committee, compensation committee, and nominating and corporate governance committee, each of which operates under a written charter.

In addition, from time to time, special committees may be established under the direction of the Board when the Board deems it necessary or advisable to address specific issues. Current copies of our committee charters are posted on our website, as required by applicable SEC and Nasdaq listing rules.

Audit Committee

During the fiscal year ended June 30, 2026, the Audit Committee held 3 meetings.

Our audit committee consist of Ms. Shen, Mr. Miller and Mr. Chiang, with Ms. Shen serving as its chair. The Board determines that each of these individuals satisfies the independence requirements of the Sarbanes-Oxley Act of 2002, as amended, or the Sarbanes-Oxley Act, Rule 10A-3 under the Exchange Act and the applicable listing standards of Nasdaq. Each member of audit committee satisfies the requirements for financial literacy under the applicable Nasdaq listing rules. In arriving at this determination, the Board examined each audit committee member’s scope of experience and the nature of their prior and/or current employment.

The Board determines that Ms. Shen qualifies as an audit committee financial expert within the meaning of SEC regulations and meets the financial sophistication requirements of the Nasdaq listing rules. In making this determination, the Board considered Ms. Shen’s formal education and previous and current experience in financial and accounting roles. Both our independent registered public accounting firm and management periodically meet privately with the our audit committee.

The audit committee’s responsibilities will include, among other things:

●	appointing, compensating, retaining, evaluating, terminating and overseeing our independent registered public accounting firm;

●	discussing with our independent registered public accounting firm their independence from management;

●	reviewing with our independent registered public accounting firm the scope and results of their audit;

●	pre-approving all audit and permissible non-audit services to be performed by our independent registered public accounting firm;

●	overseeing the financial reporting process and discussing with management and our independent registered public accounting firm the interim and annual financial statements that the Company files with the SEC;

●	reviewing and monitoring our accounting principles, accounting policies, financial and accounting controls and compliance with legal and regulatory requirements; and

●	establishing procedures for the confidential anonymous submission of concerns regarding questionable accounting, internal controls or auditing matters.

Compensation Committee

Our compensation committee consists of Ms. Shen, Mr. Miller and Mr. Chiang, with Mr. Miller as its chair. The Board determines that each of Ms. Shen, Mr. Miller and Mr. Chiang are non-employee directors, as defined in Rule 16b-3 promulgated under the Exchange Act. The Board determines that Ms. Shen, Mr. Miller and Mr. Chiang are “independent” as defined under the applicable Nasdaq listing standards, including the standards specific to members of a compensation committee. The compensation committee’s responsibilities will include, among other things:

●	reviewing and approving corporate goals and objectives relevant to the compensation of our Chief Executive Officer, evaluating the performance of our Chief Executive Officer in light of these goals and objectives and setting or making recommendations to the Board regarding the compensation of our Chief Executive Officer;

●	reviewing and setting or making recommendations to the Board regarding the compensation of the other executive officers;

●	making recommendations to the Board regarding the compensation of directors;

●	reviewing and approving or making recommendations to the Board regarding incentive compensation and equity-based plans and arrangements; and

●	appointing and overseeing any compensation consultants.

Nominating and Corporate Governance Committee

Our nominating and corporate governance committee consists of Ms. Shen, Mr. Miller and Mr. Chiang, with Mr. Chiang as its chair. The Board determines that each of Ms. Shen, Mr. Miller and Mr. Chiang is “independent” as defined under the applicable listing standards of Nasdaq and SEC rules and regulations.

The nominating and corporate governance committee’s responsibilities include, among other things:

●	identifying individuals qualified to become members of the Board, consistent with criteria approved by the Board;

●	recommending to the Board the nominees for election to the Board at annual meetings of shareholders;

●	overseeing an evaluation of the Board and its committees; and

●	developing and recommending to the Board a set of corporate governance guidelines. We believe that the composition and functioning of nominating and corporate governance committee meets the requirements for independence under the current Nasdaq Stock Market listing standards.

The Board may from time to time establish such other committees.

Compensation Committee Interlocks and Insider Participation

None of the executive officers currently serves, or has served during the last year, as a member of the Board or compensation committee of any entity, that has one or more executive officers who are expected to serve as a member of the Board.

Nomination Process

The process of reviewing and making recommendations for nominations and appointments to the Board is the responsibility of the Nominating and Corporate Governance Committee. Our directors have a critical role in guiding our strategic direction and in overseeing management. The Nominating and Corporate Governance Committee will consider candidates for the Board based upon several criteria, including their broad-based business and professional skills and experiences, concern for the long-term interests of stockholders, personal integrity and judgment. Candidates should have reputations, both personal and professional, consistent with our image and reputation. Directors must have time available to devote to Board activities and to enhance their knowledge of the banking industry. Accordingly, the Board seeks to attract and retain highly qualified directors who have sufficient time to attend to their substantial duties and responsibilities for us, and who are expected to contribute to an effective Board.

The Nominating and Corporate Governance Committee utilizes the following process for identifying and evaluating nominees to the Board. In the case of incumbent directors, each year the Board informally reviews each director’s overall service to us during the term, including the number of meetings attended, level of participation and performance. In the case of new director candidates, the Nominating and Corporate Governance Committee may solicit from existing directors the names of potential candidates who meet the criteria above; the Nominating and Corporate Governance Committee may discuss candidates suggested by our stockholders; and, if deemed appropriate by the Board, the Nominating and Corporate Governance Committee may engage a professional search firm. To date, the Nominating and Corporate Governance Committee has not engaged a professional search firm to identify or evaluate potential nominees, but it retains the right to do so in the future, if necessary. The Nominating and Corporate Governance Committee meets to discuss and consider these candidates’ qualifications and then chooses new candidates by majority vote.

Shareholder Nominations

Under our bylaws, nominations for directors may be made by any shareholder of any outstanding class of our capital stock who delivers notice, along with the additional information and materials required by our Charter and bylaws, to our Secretary not fewer than 90 days and not more than 120 days before the anniversary date of the immediately preceding annual meeting of stockholders. Stockholders may obtain a copy of our Charter and bylaws by writing to our Corporate Secretary, 13284 Pond Springs Rd, Ste 405, Austin, TX 78729.

To be considered, the shareholder’s nomination must contain: (i) the name and address of each proposed nominee; (ii) the principal occupation of each proposed nominee; (iii) the total number of shares of our capital stock that will be voted for each proposed nominee; (iv) the name and residence address of the notifying shareholder; and (v) the number of our shares of capital stock owned by the notifying shareholder. In addition, the nomination should include any other information relating to the proposed nominee required to be included in a proxy statement filed pursuant to the proxy rules of the SEC and the nominee’s written consent to serve as a director if elected.

Code of Conduct

Each of our directors and officers is required to comply with the Company’s Code of Business Conduct and Ethics (the “Code of Conduct”) adopted by our Board. The Code of Conduct was adopted to deter wrongdoing and promote honest and ethical conduct; full, fair, accurate and timely disclosure in public documents; compliance with law; prompt internal reporting of Code of Conduct violations, and accountability for adherence to the Code of Conduct.

Related Person Transaction Policy

We have adopted a written Related Person Transactions Policy that set forth our policies and procedures regarding the identification, review, consideration and oversight of “related person transactions.” Our audit committee approves only those transactions that it determines are fair to us and in our best interests.

A “Related Person Transaction” is a transaction, arrangement or relationship in which we or any of our subsidiaries was, is or will be a participant, the amount of which involved exceeds $120,000, and in which any related person had, has or will have a direct or indirect material interest. A “Related Person” means:

●	any person who is, or at any time during the applicable period was, one of our executive officers or a member of the Board;

●	any person who is known by us to be the beneficial owner of more than 5% of our voting stock;

●	any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, daughter-in-law, brother-in-law or sister-in-law of a director, officer or a beneficial owner of more than 5% of our voting stock, and any person (other than a tenant or employee) sharing the household of such director, executive officer or beneficial owner of more than 5% of our voting stock; and

●	any firm, corporation or other entity in which any of the foregoing persons is a partner or principal or in a similar position or in which such person has a 10% or greater beneficial ownership interest.

We have policies and procedures designed to minimize potential conflicts of interest arising from any dealings it may have with its affiliates and to provide appropriate procedures for the disclosure of any real or potential conflicts of interest that may exist from time to time. Specifically, pursuant to its audit committee charter, the audit committee will have the responsibility to review related person transactions.

Clawback Policy

We have adopted a clawback policy that applies to our executive officers (the “Policy”) to comply with Nasdaq rules.

The policy gives the Compensation Committee the discretion to require executive officers to reimburse us for any Erroneously Awarded Compensation (as defined in the Policy) that was based on financial results that were subsequently restated as a result of that person’s misconduct.

Insider Trading Policy

We have adopted an insider trading policy governing the purchase, sale, and other dispositions of the Company’s securities by directors, senior management, and employees. The policy includes an anti-hedging provision that prohibits transactions designed to hedge or offset declines in the value of Company securities.

Equity Award Grant Policy

The Company has not adopted a formal policy governing the timing and approval of equity awards. However, equity awards are not granted in anticipation of the release of material nonpublic information, and the release of material nonpublic information is not timed based on equity award grant dates. The Company did not grant stock options or similar equity awards in fiscal 2026 or 2025.

Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law (the “DGCL”) authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers under certain circumstances and subject to certain limitations. The terms of Section 145 of the DGCL are sufficiently broad to permit indemnification under certain circumstances for liabilities, including reimbursement of expenses incurred, arising under the Securities Act.

As permitted by the DGCL, the Company’s Charter contains provisions that eliminate the personal liability of its directors and officers for monetary damages for any breach of fiduciary duties in their role, except liability for the following:

●	any breach of the director’s or officer’s duty of loyalty to the Company or its stockholders;

●	any act or omission in bad faith or that involves knowing or intentional violation of law;

●	unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the DGCL; and

●	any transaction from which the director or officer derived an improper personal benefit.

As permitted by the DGCL, the Company’s bylaws provide that:

●	the Company is required to indemnify its directors and officers to the fullest extent permitted by the DGCL, subject to limited exceptions;

●	the Company may indemnify its other employees and agents as set forth in the DGCL;

●	the Company is required to advance expenses, as incurred, to its directors and officers in connection with a legal proceeding to the fullest extent permitted by the DGCL, subject to limited exceptions; and

●	the rights conferred in the Company’s bylaws are not exclusive.

We have entered into an indemnification agreement with each of our directors and executive officers that provides for indemnification to the maximum extent permitted by Delaware law.

EXECUTIVE COMPENSATION

Executive Compensation

We are an emerging growth company as such term is defined under the Exchange Act. This section discusses the material elements of compensation awarded to, earned by or paid to Foxx’s principal executive officer and other executive officers (other than our principal executive officer). Together, these officers are referred to as our “named executive officers” or “NEOs.”

The Company has entered into employment agreements with each of its executive officers, pursuant to which each executive officer is entitled to the following compensation arrangement for each fiscal year. In addition to the base salary, each executive officer shall receive medical benefits, including medical, vision, dental, and unemployment plans. In addition, each of the executive officers below is entitled to participate in the Company’s 2024 Equity Incentive Plan (the “Incentive Plan”), as determined by the Board or its designee, as the administrator of the Incentive Plan.

Name and Principal Position	2025 Salary ($)	2026 Salary ($)(1)	Bonus ($)	2025 Equity Awards ($)(2-7)	2026 Equity Awards(2-7) ($)	All Other Compensation ($)
Greg Foley
Chief Executive Officer	$265,833	$165,000	N/A	N/A	$66,547	N/A
Haitao Cui
Executive Vice President	$290,000	$180,000	N/A	N/A	$387,250	N/A
“Joy” Yi Hua
Chairwoman and Chief Financial Officer	$290,000	$180,000	N/A	N/A	$190,019	N/A
James Liao
Chief Technology Officer (resigned)	$177,000	$144,000	N/A	N/A	$85,111	N/A

(1)	The amounts reflect the compensation we paid to each NEOs prior to June 30, 2026 and don’t include the amounts accrued and payable as of June 30, 2026.

(2)	The amounts reflect the aggregate grant date fair value of restricted stock units granted on November 5, 2024, computed in accordance with the Financial Accounting Standards Board Accounting Standards Codification Topic No. 718, Compensation-Stock Compensation (FASB ASC Topic 718). These amounts may not correspond to the actual value eventually realized by the NEOs, which depends in part on the market value of our common stock in future periods. The restricted stock units awarded vest over four years, with 25 percent vesting on the one-year anniversary of the grant date and the remaining 75 percent vesting in equal quarterly installments beginning in year two, subject in each case to the recipient’s continued service through the applicable vesting dates.

(3)	24,312 restricted stock units were awarded to Mr. Foley on November 5, 2024.

(4)	141,463 restricted stock units were awarded to Mr. Cui on November 5, 2024.

(5)	69,415 restricted stock units were awarded to Ms. Hua on November 5, 2024.

(6)	31,090 restricted stock units were awarded to Mr. Liao on November 5, 2024.

(7)	Mr. Liao resigned from the Company effective August 14, 2026.

Each of the executive officers has entered into an employee proprietary information and invention assignment agreement, agreeing to certain non-disclosure, non-solicitation and non-compete obligations, as well as the assignment of all innovations and associated intellectual property rights created, discovered, conceived or developed in the course of employment with, in reliance upon the confidential information of, or using the resources of the Company.

Termination and Severance

Under the employment agreements with Mr. Foley, Ms. Hua, and Mr. Cui, if the Company terminates the executive’s employment without cause, the Company must pay the executive cash severance equal to three months of the executive’s then-current salary. The Company has no incentive award agreements, or other arrangements with any of its named executive officers that provide for the accelerated vesting or exercisability of stock options, restricted stock or restricted stock units in connection with a termination.

Director Compensation

We have entered into offer letters with each of the independent directors, pursuant to which each independent director is entitled to receive $60,000 - $100,000 in cash compensation per year, subject to the review and determination by the Board.

Name	2025 Salary ($)(1)		2026 Salary ($)	Bonus ($)	2026 Equity Awards ($)	All Other Compensation ($)
“Eva” Yiqing Miao(2)		$75,000	$30,000	N/A	N/A	N/A
Edmund R. Miller		$75,000	$100,000	N/A	$13,104	N/A
John Chiang		$58,333	$100,000	N/A	$43,683	N/A
Michelle Jie Shen(2)	$	N/A	$30,000	N/A	N/A	N/A

(1)	Ms. Miao and Mr. Miller were appointed as directors of the Company on September 26, 2024, and Mr. Chiang was appointed as the director of the Company on November 13, 2024.

(2)	Ms. Miao resigned from the Board effective December 22, 2025, and Ms. Shen was elected to the Board effective December 22, 2025.

(3)	4,787 restricted stock units were awarded to Mr. Miller on November 5, 2024. The restricted stock units awarded vest over four years, with 25 percent vesting on the one-year anniversary of the grant date and the remaining 75 percent vesting in equal quarterly installments beginning in year two, subject in each case to the recipient’s continued service through the applicable vesting dates.

(4)	19,149 restricted stock units were awarded to Mr. Chiang on January 22, 2025. The restricted stock units awarded vest over four years, with 25 percent vesting on the one-year anniversary of the grant date and the remaining 75 percent vesting in equal quarterly installments beginning in year two, subject in each case to the recipient’s continued service through the applicable vesting dates.

Outstanding Equity Awards

The Company has not granted any options to our directors and NEOs as of June 30, 2026.

The following table presents information regarding the outstanding restricted stock units held by each of our directors and NEOs as of June 30, 2026.

Equity Awards
Name	Number of Shares or Units of Stock that have not Vested	Market Value of Shares or Units of Stack that Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested
Greg Foley(1)	—	—	15,196	$49,691
Chief Executive Officer
Haitao Cui(1)	—	—	88,415	$289,117
Executive Vice President
“Joy” Yi Hua(1)	—	—	43,385	$141,769
Chairwoman and Chief Financial Officer
Michelle Jie Shen	—	—	0	—
Director
Edmund R. Miller(1)	—	—	2,992	$9,784
Director
John Chiang(2)	—	—	13,165	$43,050
Director

(1)	The Company grant such numbers of restricted stock units to each of these directors or NEOs on November 5, 2024. The restricted stock units awarded vest over four years, with 25 percent vesting on the one-year anniversary of the grant date and the remaining 75 percent vesting in equal quarterly installments beginning in year two, subject in each case to the recipient’s continued service through the applicable vesting dates.

(2)	The Company grant such number of restricted stock units to the director on January 22, 2025. The restricted stock units awarded vest over four years, with 25 percent vesting on the one-year anniversary of the grant date and the remaining 75 percent vesting in equal quarterly installments beginning in year two, subject in each case to the recipient’s continued service through the applicable vesting dates.

2024 Equity Incentive Plan

Pursuant to the Business Combination Agreement, the Board adopted and approved the Incentive Plan, which became effective on September 26, 2024.

The Incentive Plan is administered by the plan administrator, who is the Board or a committee that the Board designates. The plan administrator has the power to determine, among other things, the terms of the awards granted under the Incentive Plan, including the exercise price, the number of shares subject to each award (and the class of shares), and the exercisability and vesting terms of the awards, subject to the terms of the Incentive Plan. The plan administrator also has the power to determine the persons to whom and the time or times at which awards will be made and to make all other determinations and take all other actions advisable for the administration of the Incentive Plan. All decisions made by the administrator pursuant to the provisions of the Incentive Plan will be final, conclusive, and binding.

A total number of 1,454,019 shares of Common Stock was authorized for issuance under the Incentive Plan, as of the date hereof.

Rule 10b5-1 Sales Plans

Our directors and executive officers may adopt written plans, known as Rule 10b5-1 plans, in which they will contract with a broker to buy or sell shares of our Common Stock on a periodic basis. Under a Rule 10b5-1 plan, a broker executes trades pursuant to parameters established by the director or executive officer when entering into the plan, without further direction from them. The director or executive officer may amend a Rule 10b5-1 plan in some circumstances and may terminate a plan at any time. Our directors and executive officers also may buy or sell additional shares outside of a Rule 10b5-1 plan when they are not in possession of material non-public information, subject to compliance with the terms of our insider trading policy. The sale of any shares under such a plan will be subject to any lock-up agreement, to the extent that the selling director or executive officer is a party thereto.

Vote Required

Directors will be elected pursuant to the affirmative vote of a plurality of the shares of Common Stock present in person (including virtual presence) or represented by proxy at the Annual Meeting. This means that the five nominees who receive the most affirmative votes will be elected to the Board. Accordingly, because there are five nominees in total, each person who receives one or more votes will be elected as a director.

Board Recommendation

The Board recommends that you vote “FOR” each of the five directors nominated.

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PROPOSAL 2. RATIFICATION OF INDEPENDENT AUDITOR

The second item to be acted upon at the Annual Meeting is the approval and ratification of the Board’s selection of our independent registered public accounting firm.

The Board has appointed CBIZ CPAs P.C. (“CBIZ”) as our independent registered public accounting firm to examine our financial statements for the current fiscal year ending June 30, 2027 and to perform other appropriate accounting services. CBIZ has been engaged as our independent registered public accounting firm since July 20, 2023 (taking into account the acquisition of the attest business of Marcum LLP by CBIZ CPAs P.C. effective November 1, 2024), and has no relationship with us other than that arising from their employment as our independent registered public accounting firm.

Audit Fees

The following table sets forth the aggregate amounts of principal accounting fees we paid to our independent registered public accountants for professional services performed in fiscal years ended June 30, 2026 and 2025 for: (i) audit fees – consisting of fees billed for services rendered for the audit of our annual financial statements and the review of our quarterly financial statements; (ii) audit-related fees – consisting of fees billed for services rendered that are reasonably related to the performance of the audit or review of our financial statements and that are not reported as audit fees; (iii) tax fees – consisting of fees billed for services rendered in connection with tax compliance, tax advice and tax planning; and (iv) all other fees – consisting of fees billed for all other services rendered.

	2026	2025
Audit Fees	$647,000	$425,652
Audit-Related Fees	-	-
Tax Fees	-	-
All Other Fees	-	-

Audit fees were for professional services rendered by Marcum and CBIZ for the audit of our annual financial statements, and services that are normally provided by Marcum and CBIZ in connection with statutory and regulatory filings or engagements for that fiscal year, including in connection with our IPO. “Audit-related fees” are fees for assurance and related services by our principal accountant that are reasonably related to the performance of the audit or review of our financial statements and are not reported under “audit fees.”

Audit Committee Pre-Approval Policies and Procedures

The Audit Committee has adopted a policy for pre-approval of audit and permitted non-audit services by the Company’s independent registered public accountants. The Audit Committee will consider annually and, if appropriate, approve the provision of audit services by its external auditor and consider and, if appropriate, pre-approve the provision of certain defined audit and non-audit services. The Audit Committee also will consider on a case-by-case basis and, if appropriate, approve specific engagements that are not otherwise pre-approved.

Any proposed engagement that does not fit within the definition of a pre-approved service may be presented to the Audit Committee for consideration at its next regular meeting or, if earlier consideration is required, to the Audit Committee or one or more of its members. The member or members to whom such authority is delegated shall report any specific approval of services at its next regular meeting. The Audit Committee will regularly review summary reports detailing all services being provided to the Company by its external auditor.

On September 28, 2026, by unanimous written consent, the audit committee approved and ratified all of the foregoing services.

Report of the Audit Committee

The Audit Committee is currently comprised of three members of our Board. Based upon the review described under “CORPORATE GOVERNANCE AND THE BOARD OF DIRECTORS - Independence of Board of Directors and Members of Its Committees” and “Independence Standards,” our Board has determined that each member of the Audit Committee is independent as defined in the applicable standards and rules of the Nasdaq and the SEC. The duties and responsibilities of the Audit Committee are set forth in the audit committee charter.

In accordance with its written charter adopted by the Board, the Audit Committee has oversight responsibility for the quality and integrity of the financial reporting practices of the Company. While the Audit Committee has oversight responsibility, the primary responsibility for the Company’s financial reporting, disclosure controls and procedures and internal control over financial reporting and related internal controls and procedures rests with management, and the Company’s independent registered public accounting firm is responsible for auditing the Company’s financial statements. In discharging its oversight responsibility as to the audit process, the Audit Committee reviewed and discussed the audited financial statements with management, and discussed with the independent auditors the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. The Audit Committee received the written disclosures and the letter from the independent accountant required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence and has discussed with the independent accountant regarding such independence. Based on the review and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s 2026 Annual Report.

The Audit Committee also has approved the selection of the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2027 and have approved submitting such selection for approval and ratification by the stockholders.

Michelle Jie Shen

Edmund R. Miller

John Chiang

Vote Required

The proposal for the ratification of the appointment of CBIZ CPAs P.C. as our independent registered public accounting firm requires the affirmative vote of at least a majority of the votes cast by the stockholders present in person (including virtual presence) or represented by proxy at the Annual Meeting.

Although ratification is not required by the Company’s bylaws or otherwise, the Board is submitting the appointment of CBIZ to the stockholders for ratification as a matter of good corporate practice. If the appointment is not ratified, the Board will re-evaluate its appointment, taking into consideration the stockholders’ vote. However, the Board is solely responsible for the appointment and termination of the Company’s auditors and may do so at any time in its discretion. Representatives of CBIZ will not be present at the Annual Meeting.

Board Recommendation

The Board recommends that you vote “FOR” the ratification of the appointment of CBIZ as the Company’s independent registered public accounting firm for the 2027 fiscal year.

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PROPOSAL 3: ISSUANCE OF CONVERSION SHARES

Introduction

On November 10, 2026, the Board approved, and the Company subsequently entered into certain debt conversion agreement (the “Debt Conversion Agreement”), by and among the Company, FOXX Development Inc., a Delaware corporation and wholly owned subsidiary of the Company (the “Subsidiary”), and MMT E Buy Holdings Limited, a Hong Kong company (the “Creditor”), pursuant to which the Company agreed, subject to the terms and conditions thereof, to issue to the Creditor 10,714,286 shares of the Company’s common stock (the “Conversion Shares”) at a price of $2.80 per share, in satisfaction of $30,000,000 of accounts payable owed by the Subsidiary to the Creditor (the “Issuance of Conversion Shares”).

The summary above is qualified in its entirety by reference to the debt conversion agreement, which was filed as Exhibits 10.1 to the Company’s Current Report on Form 8-K filed on November 12, 2026. You should read this summary together with the Debt Conversion Agreement.

Stockholder Approval

Pursuant to Nasdaq Listing Rule 5635(b), stockholder approval is required prior to the issuance of securities when the issuance or potential issuance will result in a “change of control” of the Company. Nasdaq has not formally defined what constitutes a “change of control,” but Nasdaq guidance suggests that a change of control occurs when, as a result of the issuance, an investor or a group of investors would own, or have the right to acquire, 20% or more of the outstanding shares of common stock or voting power and such ownership or voting power would be the largest ownership position. In addition, Nasdaq will consider all facts and circumstances concerning a transaction, including whether there are any other relationships or agreements between a company and an investor.

The Debt Conversion Agreement makes stockholder approval a condition to closing for the transactions it covers, including issuance of the Conversion Shares. Accordingly, the Company is seeking approval of the Issuance of Conversion Shares to satisfy that condition and to the extent required by Nasdaq Listing Rules 5635(b).

A vote in favor of this Proposal No. 3 is a vote “FOR” approval of the issuance of the shares upon the conversion of the debt. The Board recommends that stockholders vote “FOR” this proposal. If stockholders do not approve the proposal, the closing condition in the Debt Conversion Agreement will not be satisfied, and the closing cannot occur.

Potential Adverse Effects - Dilution and Impact on Existing Stockholders

The issuance of shares of Common Stock upon the Conversion will have a dilutive effect on current stockholders in that the percentage ownership of the Company held by such current stockholders will decline as a result of the issuance of the shares of Common Stock issuable upon the conversion. This means also that our current stockholders will own a smaller interest in us as a result of the Conversion and therefore have less ability to influence significant corporate decisions requiring stockholder approval. Issuance of Conversion Shares could also have a dilutive effect on the book value per share and any future earnings per share. Dilution of equity interests could also cause prevailing market prices for our Common Stock to decline.

Pursuant to the Debt Conversion Agreement, a maximum of up to 10,714,286 Conversion Shares at a price of $2.80 per share in the aggregate could be issuable. Based on the Company’s current estimate, the Conversion Shares would represent approximately 60.1% of the Company’s outstanding common stock after the issuance and approximately 59.7% fully diluted including unvested RSUs. The foregoing estimate does not give effect to (i) shares that may be issued upon the exercise or conversion of outstanding options, warrants, preferred stock, or convertible notes, or (ii) any other future issuances of common stock.

Within ten business days after closing, the Company has agreed to enter into a registration rights agreement with the Creditor its designees, granting customary registration rights for resale of the Conversion Shares. The sale of the Conversion Shares into the public market also could materially and adversely affect the market price of the Company’s common stock.

Board’s Reasons for Recommending Approval

In reaching its recommendation, the Board considered that the $2.80 conversion price represents a premium of approximately 28.5% to the Company’s 30-trading-day average closing price and 16.0% to its 60-trading-day average closing price, measured through November 9, 2026, and that issuing shares at a price above those market benchmarks would result in fewer shares being issued than a conversion priced at those benchmarks, reducing dilution to existing stockholders. The Board also considered that the conversion would extinguish $30.0 million of the Company’s accounts payable without using cash, reduce liabilities and interest expense, and improve the Company’s balance sheet and financial position. Finally, the Board considered the Company’s Nasdaq continued-listing requirements and its outstanding minimum market value of listed securities (“MVLS”) deficiency, including the January 19, 2027 cure deadline. The Board believes that reducing liabilities, improving the Company’s financial position, and increasing the number of shares outstanding through the conversion may support the Company’s efforts to maintain its Nasdaq listing. However, the conversion alone will not satisfy the MVLS requirement, and the Company’s ability to cure the deficiency will depend on its market value after the transaction.

Vote Required

The affirmative vote of at least a majority of the votes cast by the stockholders present in person (including virtual presence) or represented by proxy at the Annual Meeting is required to approve the Issuance of Conversion Shares Proposal. Abstentions and broker non-votes will not be counted as votes cast and will have no effect on the outcome of the vote.

Board Recommendation

The Board recommends that you vote “FOR” the approval of the Issuance of Conversion Shares.

ANNUAL REPORT

The Company filed its 2026 Annual Report with the SEC on September 28, 2026. The 2026 Annual Report, the Notice, and the Proxy Statement, are available on the Internet at www.proxyvote.com.

The Company’s 2026 Annual Report, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as any amendments to those reports, are available free of charge through the SEC’s website at www.sec.gov and the Company’s website at https://ir.foxxusa.com/.

SHAREHOLDER PROPOSALS

Pursuant to Rule 14a-8 promulgated under the Exchange Act, our stockholders may present proper proposals for inclusion in our proxy or information statement and for consideration at the next annual meeting of stockholders by submitting their proposals to our Secretary in a timely manner. In order to be included in the proxy or information statement for the 2026 Annual Meeting of Stockholders, shareholder proposals must be received by our Secretary no later than July 19, 2027 (120 days prior to the anniversary of the mailing date of this proxy statement) and must otherwise comply with the requirements of Rule 14a-8. Also see “CORPORATE GOVERNANCE AND THE BOARD OF DIRECTORS - Shareholder Nominations”.

COMMUNICATIONS WITH THE BOARD

Stockholders wishing to communicate directly with the Board of Directors or any independent directors should send written communications to Joy Yi Hua, Chairwoman of the Board, Foxx Development Holdings, Inc., 13284 Pond Springs Rd, Ste 405, Austin, TX 78729. Each communication will be reviewed by Ms. Hua who will make appropriate recommendations to the Board of Directors, which may include discussing the matter raised with the Board of Directors as a whole, with only the independent directors, and/or with other members of the senior management team. We believe that this procedure allows the Board of Directors to be responsive to shareholder communications in a timely and appropriate manner.

ADDITIONAL INFORMATION

We file annual, quarterly and current reports, information statements and other information with the SEC. You may read and copy any document we file with the SEC at the SEC’s public reference room located at 100 F Street, N.E., Washington, D.C., 20549. Please call the SEC at 1-800-SEC-0330 for further information on the SEC’s public reference rooms. Our SEC filings are also available to the public at the SEC’s website at www.sec.gov and our website at www.bankpatriot.com.

Any person, including any beneficial owner, to whom this proxy statement is delivered may request copies of our periodic reports, information statements or other information concerning us, without charge, by written request, directed to the Corporate Secretary, Foxx Development Holdings, Inc., 13284 Pond Springs Rd, Ste 405, Austin, TX 78729 or by telephone at 201-962-5550. If you would like to request documents, please do so by December 12, 2026 in order to receive them timely before the Annual Meeting.

THIS PROXY STATEMENT IS DATED NOVEMBER [ ], 2026. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE ABOVE, UNLESS EXPRESSLY PROVIDED, AND THE MAILING OF THIS PROXY STATEMENT TO STOCKHOLDERS DOES NOT CREATE ANY IMPLICATION TO THE CONTRARY.

ALL STOCKHOLDERS ARE URGED TO VOTE OVER THE INTERNET, BY TELEPHONE, OR BY MAIL.

By Order of the Board of Directors,

Joy Yi Hua	Greg Foley
Chairwoman and Chief Financial Officer	Chief Executive Officer

November , 2026

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. T05384-P59522 Nominees: 2. To ratify the appointment of CBIZ CPAs P.C. as the Company's independent registered public accounting firm for the fiscal year ending June 30, 2027; and 3. To approve issuance of shares of common stock to MMT E Buy Holdings Limited, pursuant to certain debt conversion agreement, for the purpose of Nasdaq Listing Rule 5635. 1. To elect each of the five directors named in the proxy statements to hold office until the next annual meeting of the stockholders or his or her successor has been elected and qualified. For Against Abstain For Against Abstain ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! FOXX DEVELOPMENT HOLDINGS The Board of Directors recommends you vote FOR the following proposals: FOXX DEVELOPMENT HOLDINGS 13284 POND SPRINGS RD, STE 405 AUSTIN, TX 78729 TEL: 201-962-5550 1a. Joy Yi Hua 1b. Haitao Cui 1c. Michelle Jie Shen 1d. Edmund R. Miller 1e. John Chiang Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on December 14, 2026. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on December 14, 2026. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. SCAN TO VIEW MATERIALS & VOTEw

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Form 10-K is available at www.proxyvote.com. T05385-P59522 FOXX DEVELOPMENT HOLDINGS ANNUAL MEETING OF STOCKHOLDERS DECEMBER 15, 2026, 11:00 AM EASTERN TIME THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The stockholder(s) hereby appoint(s) Joy Yi Hua as proxy, with the power to appoint her substitute, and hereby authorize(s) her to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock ofFOXX DEVELOPMENT HOLDINGS that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 11:00 AM, Eastern Time on December 15, 2026, at 13284 Pond Springs Rd, Ste 405, Austin, TX 78729 and virtually via the Internet. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Continued and to be signed on reverse side